Jones Soda Co. Announces Evaluation of Strategic Alternatives
Receives Indication of Interest Regarding Acquisition

SEATTLE, Wash., December 21, 2009 — Jones Soda Co. (Nasdaq: JSDA), a leader in the premium soda category and known for its unique branding and innovative marketing, today announced that it has received written indication of interest from Big Red Holdings Corporation, the parent company of Big Red, Inc., one of the top ten carbonated soft drink companies in the U.S. that markets Big Red soda and other flavored soft drinks, in acquiring the company for a cash purchase price of $0.30 per share of common stock. The indication of interest is subject to various contingencies, including satisfactory completion of due diligence by Big Red.

Jones Soda retained North Point Advisors in February 2009 to assist in evaluating the company’s strategic alternatives. Since that time, the company has reviewed a broad range of strategic alternatives to enhance shareholder value, including the continued execution of the company’s business plan, potential fundraising opportunities, strategic partnerships and distribution arrangements, and potential combinations with strategic and financial investors. The Board of Directors intends to conduct a thorough evaluation of Big Red’s indication of interest and all other strategic alternatives. The company may negotiate with Big Red and also intends to pursue all available avenues to enhance shareholder value.

Joth Ricci, the company’s President and Chief Executive Officer, commented, “We have strived over the last 12 months to streamline our business by reducing costs and focusing on our core glass bottle business. We have achieved improved year-over-year bottom-line results on lower case volumes, and we believe in the strength of the Jones Soda brand. However, adverse economic conditions have continued to negatively impact our liquidity and financial condition and caused us to explore strategic alternatives in an effort to enhance shareholder value. While the Board conducts this process, we will continue to focus on executing our strategy.”

There can be no assurance that the evaluation of strategic alternatives will result in any agreements or transactions. The company does not intend to disclose developments with respect to the evaluation of strategic alternatives unless and until its Board of Directors deems it appropriate.

About Jones Soda Co.

Headquartered in Seattle, Washington, Jones Soda Co. ® markets and distributes premium beverages under the Jones Soda, Jones Pure Cane Soda™, Jones 24C™, Jones GABA®, Jones Organics™, Jones Naturals® and Whoopass Energy Drink® brands and sells through its distribution network in markets primarily across North America. A leader in the premium soda category, Jones is known for its variety of flavors and innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers. For more information visit www.jonessoda.com, www.myjones.com, and www.jonesGABA.com.

Forward-Looking Statements Disclosure

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming”. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include, among others, its inability to achieve levels of revenue and cost reductions that are adequate to support its capital and operating requirements in order to continue as a going concern; its inability to generate sufficient cash flow from operations, or to obtain funds through additional financing or other strategic alternatives, to support its business plan; and the impact of the global economic crisis, which has continued to negatively impact company’s business. More information about factors that potentially could affect the company’s financial results is included in the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed in 2009 with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the company Soda undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

For further information, contact:

Jonathan J. Ricci, Chief Executive Officer, Jones Soda Co.
(206) 624-3357 or jricci@jonessoda.com

Michael R. O’Brien, Chief Financial Officer, Jones Soda Co.
(206) 624-3357 or mobrien@jonessoda.com

Chad Jacobs / Brendon Frey, ICR, Inc.

(203) 682-8200 or Chad.jacobs@icrinc.com / Brendon.frey@icrinc.com